UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 25, 2009
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Approval of Amendment and Restatement of the 2000 Stock Incentive Plan
     At the Quiksilver, Inc. 2009 Annual Meeting of Stockholders, held March 25, 2009 (the “Annual Meeting”), the stockholders approved an amendment and restatement of the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) that (i) extended the term of the 2000 Plan through February 5, 2019, (ii) established minimum vesting periods for certain restricted stock and restricted stock unit awards, (iii) limits discretionary acceleration of vesting schedules for certain restricted stock and restricted stock unit awards, and (iv) effected various technical and clarifying revisions to facilitate the administration of the 2000 Plan.
     The Board adopted the amendment and restatement on February 5, 2009, subject to stockholder approval at the Annual Meeting.
     Approval of Amendment and Restatement of the Employee Stock Purchase Plan
     At the Annual Meeting, the stockholders also approved an amendment and restatement of the Company’s Employee Stock Purchase Plan (the “ESPP”) that (i) increased the number of shares of common stock reserved for purchase under the ESPP by 2,000,000 shares, (ii) extended the term of the ESPP through February 5, 2019 and (iii) effected various technical and clarifying revisions to facilitate the administration of the ESPP.
     The Board adopted the amendment and restatement of the ESPP on February 5, 2009, subject to stockholder approval at the Annual Meeting.
Item 8.01. Other Events
     Election of Director Nominees
     At the Annual Meeting each of the six nominees to the Company’s Board – Douglas K. Ammerman, William M. Barnum, Jr., Charles E. Crowe, James G. Ellis, Charles S. Exon and Robert B. McKnight, Jr. – was elected to serve on the Board until the next annual meeting of stockholders and/or until his successor is duly elected and qualified.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2009	Quiksilver, Inc. (Registrant)
	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer

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